Exhibit 10.1

Q COMM INTERNATIONAL, INC.

COMMON STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

SECTION 1
Sale of Common Stock	1
1.1 Sale of Shares.	1
1.2 Certificates and Payment.	1

SECTION 2
Representations and Warranties of the Company	2
2.1 Organization, Good Standing and Qualification.	2
2.2 The Shares.	2
2.3 Authorization and Enforceability.	2
2.4 No Brokers or Finders.	2
2.5 Disclosure.	2

SECTION 3
Representations and Warranties of the Purchasers	3
3.1 No Registration.	3
3.2 Investment Intent.	3
3.3 Investment Experience.	3
3.4 Speculative Nature of Investment.	3
3.5 Access to Data.	3
3.6 Accredited Investor.	3
3.7 Residency or Principal Place of Business.	4
3.8 Rule 144.	4
3.9 Authorization.	4
3.10 Brokers or Finders.	4
3.11 Tax Advisors.	5
3.12 Legends.	5

SECTION 4
Miscellaneous	5
4.1 Governing Law; Jurisdiction.	5
4.2 Survival.	5
4.3 Successors and Assigns.	5
4.4 Entire Agreement; Amendment.	6
4.5 Notices, etc.	6
4.6 Expenses.	6
4.7 Severability.	6
4.8 Counterparts.	6
4.9 Electronic or Telecopy Execution and Delivery.	6

Q COMM INTERNATIONAL, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is entered into as of December [__], 2006 (the “Effective Date”) by and among Q Comm International, Inc., a Utah corporation (the “Company”), and those persons or entities set forth in Schedule A hereto (the “Purchasers”). The Company and the Purchasers are herein referred to individually as “Party” and collectively as the “Parties.”

WHEREAS the Company desires to sell shares of its Common Stock (“Shares”) to the Purchasers, and the Purchasers desire to purchase the Shares, as more fully described herein and as set forth in Schedule A.

WHEREAS the Purchasers desire to pay the Company for the Shares either in cash or through the cancellation of outstanding indebtedness of the Company to the Purchasers as evidenced by certain promissory notes, as more fully described herein and as set forth in Schedule A.

NOW THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this Agreement, the Company and the Purchasers hereby agree as follows:

SECTION 1

Sale of Common Stock

1.1  Sale of Shares. Subject to the terms and conditions of this Agreement, the Company hereby issues and sells to each of the Purchasers, and each of the Purchasers hereby purchases from the Company the number of Shares set forth opposite each such Purchaser’s name in Schedule A for a purchase price of Twelve Cents ($0.12) per Share, which purchase price shall be paid by each such Purchaser either in cash or through the cancellation of outstanding indebtedness of the Company to such Purchaser as evidenced by one or more promissory notes (in each instance, the “Indebtedness”), as the case may be, for an aggregate purchase price of Two Million One-Hundred Eight Thousand Seven Hundred Thirty Dollars ($2,108,730.00), all as more fully set forth in Schedule A.

1.2  Certificates and Payment. Upon execution of this Agreement, the Company shall deliver to each Purchaser a certificate representing the number of Shares purchased by such Purchaser hereunder against delivery to the Company by such Purchaser of (a) a check in the amount of the purchase price, payable to the Company’s order, or a wire transfer to the Company’s bank account per the Company’s instructions, and/or (b) the originally executed promissory note(s) representing the Indebtedness.

SECTION 2

Representations and Warranties of the Company

The Company, as of the Effective Date, represents and warrants to the Purchasers as follows:

2.1  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares and to perform its obligations pursuant to this Agreement and the Company’s Articles of Incorporation. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted or proposed to be conducted.

2.2  The Shares. The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. The Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon by the Purchasers; provided, however, that the Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein.

2.3  Authorization and Enforceability. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief, or other equitable remedies and by general principles of equity.

2.4  No Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.5  Disclosure. The Company has provided or made available to the Purchasers all of the information regarding the Company that the Purchasers have requested for deciding whether to purchase the Shares. To the Company’s knowledge, neither this Agreement nor any other documents delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Purchasers.

SECTION 3

Representations and Warranties of the Purchasers

Each of the Purchasers hereby represents and warrants to the Company as follows:

3.1  No Registration. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933 (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.

3.2  Investment Intent. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement, or arrangement with any person or entity to sell, transfer, or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

3.3  Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and can protect its own interests in connection with such purchase. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

3.4  Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

3.5  Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement and the transaction contemplated hereby, as well as the Company’s business, management, and financial affairs, which questions were answered to its satisfaction. The Purchaser believes that it has received all the information that the Purchaser considers to be necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has read the following documents that the Company has filed with the Securities and Exchange Commission (the “SEC”): (a) Form 10-K, filed on March 31, 2006; and, (b) Form 10-Q, filed on November 13, 2006.

3.6  Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7  Residency or Principal Place of Business. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page to this Agreement.

3.8  Rule 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of Shares being sold during any three-month period not exceeding specified limitations. Although the current public information referred to above is now available, the Purchaser acknowledges and understands that, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.9  Authorization.

(a)  The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations hereunder, has been taken or will be taken prior to the Closing.

(b)  This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

3.10    Brokers or Finders. The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor any other Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.11    Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.12    Legends. The Purchaser understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 4

Miscellaneous

4.1  Governing Law; Jurisdiction. The validity, performance and enforcement of this Agreement shall be governed by the law of the State of Utah, without regard to the choice of law rules thereof. To the extent permitted by law, each of the Parties hereto hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Utah or in any court of the State of Utah sitting in Salt Lake or Utah Counties, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement and the transactions contemplated hereby, and each of the Parties hereto irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

4.2  Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser.

4.3  Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto, provided, however, that the rights of the Purchasers to purchase the Shares shall not be assignable without the prior written consent of the Company.

4.4  Entire Agreement; Amendment. This Agreement, together with Schedule A to this Agreement (which shall be deemed to be part of this Agreement), constitutes the entire agreement between the Parties with regard to the subject matter hereof, and no Party shall be liable or bound to any other Party with respect to the subject matter hereof in any manner by any warranties, representations, agreements or covenants, whether written or oral, except as specifically set forth herein. Except as expressly provided, no term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Purchasers.

4.5  Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by email, facsimile or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchasers, at the Purchasers’ postal or email addresses or facsimile numbers set forth in the records of the Company, or at such other postal or email address as the Purchasers shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such postal or email address or facsimile number as such holder shall have furnished the Company in writing, or, until any such holder so furnishes a postal or email address or facsimile number to the Company, then to and at the postal or email address or facsimile number of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its principal executive office and addressed to the attention of the Corporate Secretary, or at such other postal or email address or facsimile number as the Company shall have furnished to the Purchasers. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by email or facsimile upon confirmation of the transmission, or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

4.6  Expenses. Each Party shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

4.7  Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.

4.8  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.9  Electronic or Telecopy Execution and Delivery. An electronic version or a facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties hereto, and an executed copy of this Agreement may be delivered by one or more Parties hereto by email, facsimile or electronic transmission pursuant to which the signature of or on behalf of such Party is evident, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party hereto, all Parties hereto agree to execute an original of this Agreement as well as any electronic, facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the Parties have executed this Common Stock Purchase Agreement as of the Effective Date.

THE COMPANY:

Q COMM INTERNATIONAL, INC.

By: ____________________________________
Name: Michael D. Keough
Title: Chief Executive Officer and President

THE PURCHASERS:

[____] By: ________________________________ Name: [____] Title: [____]	[____] By: ________________________________ Name: [____] Title: [____]
[____] By: ________________________________ Name: [____] Title: [____]

Schedule A

Purchase Price and Shares

Name of the Purchaser:	Cash Paid by the Purchaser:	Indebtedness Cancelled by the Purchaser:	Aggregate Consideration Paid by the Purchaser:	Number of Shares:
[____]	$[____]	$[____]1	$[____]	[____]
[____]	$[____]	$[____]2	$[____]	[____]
[____]	$[____]	$[____]3	$[____]	[____]

_____________________________

1 Pursuant to [____].

2 Pursuant to [____].

3 Pursuant to [____].